                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2A2 for Prelude Ventures, Inc., of our report dated April 27, 2001 relating to the March 31, 2001 financial statements of Prelude Ventures, Inc., which appears in such Prospectus.

/s/ Amisano Hanson
Amisano Hanson


December 3, 2001